EXHIBIT 10

                                [GMAC Letterhead]



                                  May 23. 2005



I/OMagic  Corporation
4  Marconi
Irvine,  CA  92618

RE:     LOAN  AND  SECURITY  AGREEMENT  BETWEEN  GMAC  COMMERCIAL  FINANCE  LLC
("GMAC/CF") AND I/OMAGIC CORPORATION ("BORROWER") DATED MARCH 9, 2005, (THE "LOAN AGREEMENT").


Dear  Sirs:

     Reference is made to Section 8.13 of the Loan Agreement. Section 8.13 is amended to read as follows;

Maintain, as of the end of (a) the months of April and May, 2005, a Fixed Charge Coverage Ratio of at least 1.0 to 1.0, (b) the Measurement Periods ending June 30, 2005 and September 30, 2005. a Fixed Charge Coverage Ratio of at least 1 .2 to 1.0, and (c) all Measurement Periods thereafter, a Fixed Charge Coverage Ratio of at least 1.5 to 1.0.

As a result of the above, there will be no required Fixed Charge Coverage Ratio for the Measurement Period ending March 31, 2005.

     Except as amended hereby, all terms and conditions of the Loan Agreement remain in full force and effect.
Very  truly  yours,

                             GMAC COMMERCIAL FINANCE LLC

                             /s/Mark  A.  Tito
                             By:     Mark  A.  Tito
                             Title;  Vice  President


[ACKNOWLEDGEMENT  CONTINUED  ON  FOLLOWING  PAGE]
--------------------------------------------------------------------------------
444  South  Flower  Street
Suite  #4500
Los  Angeles,  California  90071
Tel  (213)  284-3600  Fax  (213)  817-6673

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[ACKNOWLEDGEMENT  CONTINUED  FROM  PRIOR  PAGE]

AGREED:

I/OMAGIC  CORPORATION


By:  /s/  Steve  Gillings
Title:  CFO             05/24/05


cc:  Donald  F.  Baty,  Jr.,  Esq.